Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Verastem, Inc. 2010 Equity Incentive Plan and 2012 Incentive Plan of our report dated March 30, 2012, with respect to the financial statements of Verastem, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Boston, Massachusetts
March 30, 2012